Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191102 and Registration
Statement No. 333-202824 of Sears Holdings Corporation on Forms S-8 of our report dated June 29,
2015, relating to the financial statements and financial statement schedule of Sears Holdings Puerto Rico
Savings Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended
December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 29, 2015